Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Description of the Transactions

On January 9, 2026 (the “Closing Date”), Fidelity National Information Services, Inc., a Georgia corporation (“FIS” or the “Company”), completed its previously announced (i) acquisition of the Issuer Solutions business (the “Issuer Solutions Business” or “Issuer Solutions”) from Global Payments Inc., a Georgia corporation (“Global Payments”), and (ii) sale of all of its equity interests in Worldpay Holdco, LLC, a Delaware limited liability company (“Worldpay”), pursuant to the transaction agreement (the “FIS Transaction Agreement”) entered into on April 17, 2025, by and among FIS, Global Payments, Total System Services LLC, a Delaware limited liability company (the “Purchased Entity”), and Worldpay.

Concurrently with the consummation of the transactions contemplated by the FIS Transaction Agreement, Global Payments completed the acquisition of 100% of the issued and outstanding equity interests of Worldpay that were not owned by FIS, pursuant to the transaction agreement (the “GTCR Transaction Agreement” and together with the FIS Transaction Agreement, the “Transaction Agreements”), entered into on April 17, 2025, by and among Global Payments, Worldpay, certain affiliates of GTCR LLC (“GTCR”) and certain other parties thereto.

Upon the terms and subject to the conditions set forth in the FIS Transaction Agreement, FIS acquired from Global Payments the Issuer Solutions Business through the acquisition of 100% of the issued and outstanding equity interests of the Purchased Entity (the “Issuer Solutions Acquisition”). As consideration for the Issuer Solutions Acquisition, FIS (i) sold to Global Payments its remaining equity interests in Worldpay (the “Worldpay Disposition” and together with the Issuer Solutions Acquisition, the “Transactions”) and (ii) paid approximately $7.7 billion in cash, representing the excess of the purchase price payable by FIS in respect of the Issuer Solutions Acquisition over the purchase price payable by Global Payments in respect of the Worldpay Disposition. The cash payment amount is subject to customary post-closing adjustments in respect of the respective purchase price for each of Worldpay and the Issuer Solutions Business.

The purchase price paid by Global Payments in respect of Worldpay was based on a $24.25 billion enterprise valuation of Worldpay, and the purchase price paid by FIS in respect of the Issuer Solutions Business was based on a $13.5 billion enterprise valuation of the Issuer Solutions Business, in each case, subject to customary adjustments for the cash, debt and working capital (relative to a target) of Worldpay and the Issuer Solutions Business, respectively, as of the closing of the transactions contemplated by the FIS Transaction Agreement and the GTCR Transaction Agreement (the “Closing”).

Description of the Financing

In connection with the FIS Transaction Agreement, FIS entered into a commitment letter on April 17, 2025, with Goldman Sachs Bank USA, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC (collectively, the “Lenders”). Pursuant to the commitment letter, the Lenders committed to provide an unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $8.0 billion, subject to customary closing conditions.

On May 1, 2025, FIS, Goldman Sachs Bank USA, as administrative agent, and certain other financial institutions party thereto as lenders, entered into a Term Loan Credit Agreement (the “Term Loan Agreement”). Under the Term Loan Agreement, the Company was permitted to draw up to an aggregate principal amount of $8.0 billion of senior unsecured term loans (the “Delayed Draw Term Loans”). As a result of the Company entering into the Term Loan Agreement, the Bridge Facility commitments were reduced to $0 and the bridge commitment letter was terminated in accordance with its terms.

FIS drew on the Delayed Draw Term Loans (“DDTL”) on the Closing Date to fund a portion of the consideration payable under the FIS Transaction Agreement, as well as to pay fees and expenses related to the Transactions, including anticipated tax payments on the Worldpay Disposition. The Delayed Draw Term Loans mature 364 days after they are borrowed. Prior to maturity, FIS expects to replace the DDTL with new permanent financing shortly after the Closing Date. FIS currently expects the permanent financing will consist of $8 billion aggregate principal amount senior unsecured notes (the “Financing”). The pro forma condensed combined information assumes that FIS will be able to secure permanent financing and will not continue to have the DDTL outstanding. The amount, type, and terms of permanent financing could differ from current assumptions.

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements and related notes are based on, and should be read in conjunction with the following financial statements incorporated by reference herein, (i) FIS’ historical audited consolidated financial statements as of and for the year ended December 31, 2025, and the related notes included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2025, (ii) the Issuer Solutions Business’ historical audited combined financial statements as of and for the year ended December 31, 2025, and the related notes (we refer to (i) and (ii) as the 2025 annual financial statements).

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical consolidated balance sheet of FIS and the combined balance sheet of the Issuer Solutions Business that are included in the 2025 annual financial statements giving effect to the Transactions and the Financing as if those transactions had been completed on December 31, 2025.

The unaudited pro forma condensed combined statement of earnings (loss) for the year ended December 31, 2025 combines the historical consolidated statements of earnings of FIS and the combined statements of income of the Issuer Solutions Business that are included in the 2025 annual financial statements, giving effect to the Transactions and the Financing as if those transactions had occurred on January 1, 2025, the beginning of the earliest period presented.

The Issuer Solutions Business’ historical combined financial statements have been derived from the consolidated financial statements and accounting records of Global Payments and include allocations for direct costs and indirect costs attributable to the operations of the Issuer Solutions Business. These historical combined financial statements do not purport to reflect what the results of operations, comprehensive income, financial position, equity or cash flows would have been had the Issuer Solutions Business operated as an independent standalone company during the periods presented.

FIS and Issuer Solutions’ historical financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and presented in U.S. dollars. The historical financial statements have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma adjustments which are necessary to account for the Transactions and the Financing. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

($ in millions)

(in millions)	FIS Historical as of December 31, 2025	Issuer Solutions Business Adjusted Historical as of December 31, 2025 (Note 2)	Transaction Accounting Adjustments – Financing	Note 4	Transaction Accounting Adjustments - Worldpay Disposition	Note 4	Transaction Accounting Adjustments - Issuer Solutions Acquisition	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$599	$403	$7,900	(a)	$(700)	(a)	$(7,730)	(a)	$472
Settlement assets	515	183	—		—		—		698
Trade receivables, net of allowance for credit losses	1,944	333	—		—		—		2,277
Other receivables	432	—	—		—		—		432
Receivables from related party	39	—	—		—		—		39
Prepaid expenses and other current assets	959	293	(6)	(b)	5,762	(b)	(5,786)	(b)	1,222
Total current assets	4,488	1,212	7,894		5,062		(13,516)		5,140
Property and equipment, net	691	385	—		—		—		1,076
Goodwill	17,762	8,914	—		—		(1,727)	(c)	24,949
Intangible assets, net	959	3,719	—		—		401	(d)	5,079
Software, net	2,876	755	—		—		578	(e)	4,209
Equity method investment	3,681	14	—		(3,681)	(f)	—		14
Other noncurrent assets	1,710	477	—		—		—		2,187
Deferred contract costs, net	1,321	143	—		—		(143)	(g)	1,321

Total assets	$33,488	$15,619	$7,894		$1,381		$(14,407)		$43,975

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$2,097	276	$—		$(21)	(h)	$(36)	(h)	$2,316
Settlement payables	549	404	—		—		—		953
Deferred revenue	957	50	—		—		—		1,007
Short-term borrowings	2,729	—	—		—		—		2,729
Current portion of long-term debt	1,284	97	—		—		—		1,381
Total current liabilities	7,616	827	—		(21)		(36)		8,386
Long-term debt, excluding current portion	9,069	49	7,900	(i)	—		—		17,018
Deferred income taxes	1,215	251	—		(498)	(j)	—		968
Other noncurrent liabilities	1,686	250	—		—		(137)	(k)	1,799

Total liabilities	$19,586	$1,377	$7,900		$(519)		$(173)		$28,171

Equity:
FIS Stockholders’ equity:
Preferred stock	$—	$—	$—		$—		$—		$—
Common stock	6	—	—		—		—		6
Net parent investment	—	14,239	—		—		(14,239)	(l)	—
Additional paid-in capital	47,317	—	—		—		12	(m)	47,329
(Accumulated deficit) retained earnings	(22,718)	—	(6)	(n)	2,009	(n)	(4)	(n)	(20,719)
Accumulated other comprehensive earnings (loss)	(504)	3	—		(109)	(o)	(3)	(l)	(613)
Treasury stock	(10,202)	—	—		—		—		(10,202)
Total FIS Shareholders’ Equity	13,899	14,242	(6)		1,900		(14,234)		15,801
Noncontrolling interest	3	—	—		—		—		3
Total equity	13,902	14,242	(6)		1,900		(14,234)		15,804

Total liabilities and equity	$33,488	$15,619	$7,894		$1,381		$(14,407)		$43,975

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (LOSS)

For the Year ended December 31, 2025

($ in millions)

(in millions)	FIS Historical year ended December 31, 2025	Issuer Solutions Business Adjusted Historical year ended December 31, 2025 (Note 2)	Transaction Accounting Adjustments - Financing	Note 5	Transaction Accounting Adjustments - Worldpay Disposition	Note 5	Transaction Accounting Adjustments - Issuer Solutions Acquisition	Note 5	Pro Forma Combined	Note 5
Revenue	$10,677	$2,509	$—		$—		$—		$13,186
Cost of revenue	6,741	1,778	—		—		(212)	(a)	8,307

Gross profit	3,936	731	—		—		212		4,879
Selling, general, and administrative expenses	2,263	562	—		—		19	(b)	2,844
Asset impairments	18	—	—		—		—		18
Other operating (income) expense, net - related party	(86)	(43)	—		—		—		(129)

Operating income	1,741	212	—		—		193		2,146
Other income (expense):
Interest income	24	1	—		—		—		25
Interest expense	(391)	(11)	(405)	(c)	—		—		(807)
Other income (expense), net	(198)	5	—		—		—		(193)

Total other income (expense), net	(565)	(5)	(405)		—		—		(975)

Earnings (loss) before income taxes and equity method investment earnings (loss)	1,176	207	(405)		—		193		1,171
Provision (benefit) for income taxes	265	26	(97)	(d)	—		70	(d)	264
Equity method investment earnings (loss), net of tax	(526)	—	—		2,535	(e)	—		2,009

Net earnings (loss) from continuing operations	385	181	(308)		2,535		123		2,916
Net (earnings) loss attributable to noncontrolling interest from continuing operations	(3)	—	—		—		—		(3)

Net earnings (loss) attributable to FIS continuing operations	$382	$181	$(308)		$2,535		$123		$2,913

Basic earnings (loss) per common share attributable to FIS:	0.73								5.57	(f	)
Diluted earnings (loss) per common share attributable to FIS:	0.73								5.55	(f	)
Weighted average common shares outstanding:
Basic	523								523
Diluted	525								525

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Accounting for the Issuer Solutions Acquisition

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with FIS considered the accounting acquirer of the Issuer Solutions Business. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration exchanged for the Issuer Solutions Business has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their fair values as of December 31, 2025. The difference between the amount of consideration transferred and the fair value of the assets acquired and liabilities assumed is reflected as an adjustment to goodwill. Management’s preliminary estimate of the fair values of the intangible assets acquired was based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. ASC 805 also requires FIS to measure the assets acquired and the liabilities assumed in accordance with FIS’ accounting policies. In preparing these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Issuer Solutions’ accounting policies as compared to those of FIS. However, at the time of preparing these unaudited pro forma condensed combined financial statements, FIS had not identified all adjustments necessary to conform Issuer Solutions’ accounting policies to FIS’ accounting policies.

Because the purchase price allocation and policy evaluation are preliminary, the related adjustments reflected in these unaudited pro forma condensed combined financial statements are also preliminary and have been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements and are subject to revision based on a final determination of fair value and final policy review, either or both of which could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and FIS’ financial position and results of operations. Further, there were no material transactions and balances between FIS and the Issuer Solutions Business as of and for year ended December 31, 2025.

The unaudited pro forma condensed combined financial statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or any other synergies or dis-synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial statements and related notes are being provided for illustrative purposes only and do not purport to represent what FIS’ actual results of operations or financial position would have been had the acquisition been completed on the dates indicated, nor are they necessarily indicative of FIS’ future results of operations or financial position for any future period.

All amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in millions or as denoted otherwise.

Note 2 – Issuer Solutions Reclassification and Perimeter Adjustments

During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Issuer Solutions’ accounting policies as compared to those of FIS. At the time of preparing these unaudited pro forma condensed combined financial statements, FIS had not identified all adjustments necessary to conform Issuer Solutions’ accounting policies to FIS’ accounting policies. The below adjustments represent FIS’ best estimates based upon the information currently available to FIS and could be subject to change once more detailed information is available.

In addition, the historical financial statements of the Issuer Solutions Business include certain insignificant businesses, operations and net assets which were retained by Global Payments upon close of the Issuer Solutions Acquisition. Similarly, the financial statements also exclude certain other insignificant businesses, operations and net assets that transferred to FIS upon close of the Issuer Solutions Acquisition in accordance with the FIS Transaction Agreement. Therefore, these unaudited pro forma condensed combined financial statements include certain adjustments (“Perimeter Adjustments”) to reflect the Issuer Solutions Business that ultimately transferred to FIS.

Refer to the table below for a summary of reclassification and Perimeter adjustments made to present Issuer Solutions Business’ combined balance sheet as of December 31, 2025:

Issuer Solutions Business Historical Combined Balance Sheet Line Items	FIS Historical Consolidated Balance Sheet Line Items	Issuer Solutions Business Historical Combined Balance Sheet	Reclassification	Note 2	Issuer Solutions Business Before Perimeter Adjustments	Perimeter Adjustments	Issuer Solutions Business Adjusted Historical Combined Balance Sheet
(in millions)
Assets
Current Assets:
Cash and cash equivalents	Cash and cash equivalents	$441	$—		$441	$(38)	$403
Settlement processing assets	Settlement assets	183	—		183	—	183
Accounts receivable, net	Trade receivables, net of allowance for credit losses	333	—		333	—	333
Prepaid expenses and other current assets	Prepaid expenses and other current assets	293	—		293	—	293

Total current assets		$1,250	$—		$1,250	$(38)	$1,212
Property and equipment, net	Property and equipment, net	1,031	(646)	(a)	385	—	385
Goodwill	Goodwill	8,923	—		8,923	(9)	8,914
Other intangible assets, net	Intangible assets, net	3,828	(109)	(a)	3,719	—	3,719
	Software, net	—	755	(a)	755	—	755
	Equity method investment	—	14	(b)	14	—	14
Other noncurrent assets	Other noncurrent assets	619	(142)	(b),(c),(d)	477	—	477
Deferred income taxes		15	(15)	(c)	—	—	—
	Deferred contract costs, net	—	143	(d)	143	—	143

Total Assets		$15,666	$—		$15,666	$(47)	$15,619

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued liabilities	Accounts payable, accrued and other liabilities	322	(50)	(e)	272	4	276
Settlement processing obligations	Settlement payables	404	—		404	—	404
	Deferred revenue	—	50	(e)	50	—	50
Current portion of long-term debt	Current portion of long-term debt	97	—		97	—	97

Total current liabilities		$823	$—		$823	$4	$827
Long-term debt	Long-term debt, excluding current portion	49	—		49	—	49
Deferred income taxes	Deferred income taxes	251	—		251	—	251
Due to Parent		137	(137)	(f)	—	—	—
Other noncurrent liabilities	Other noncurrent liabilities	113	137	(f)	250	—	250

Total Liabilities		$1,373	$—		$1,373	$4	$1,377

Equity:
Parent invested equity:
Net Parent Investment		14,290	—		14,290	(51)	14,239
Accumulated other comprehensive loss	Accumulated other comprehensive earnings (loss)	3	—		3	—	3

Total invested equity		$14,293	$—		$14,293	$(51)	$14,242

Total liabilities and equity		$15,666	$—		$15,666	$(47)	$15,619

(a)

Reflects the reclassification of $646 million of purchased and developed software previously recognized within Property and equipment (net) and $109 million of purchased and developed software previously recognized within Intangible assets (net), into the Software, net line item to conform with the FIS presentation.

(b)	Reflects the reclassification of $14 million of Equity method investment recognized as Other noncurrent assets into a separate financial statement line item.

(c)	Reflects the reclassification of $15 million of Deferred income tax assets into Other noncurrent assets as presented in the FIS financial statements.

(d)

Reflects the reclassification of $143 million of capitalized costs to obtain customer contracts and capitalized costs to fulfill customer contracts from Other noncurrent assets to Deferred contract costs.

(e)	Reflects the reclassification of $50 million of Deferred revenue from Accounts payable and accrued liabilities into a separate financial statement line item.

(f)	Reflects the reclassification of $137 million in Due to Parent to Other noncurrent liabilities.

Refer to the table below for a summary of reclassification adjustments made to Issuer Solutions Business’ combined statement of income for the year ended December 31, 2025, to conform presentation:

Issuer Solutions Business Historical Combined Statement of Income Line Items	FIS Historical Consolidated Statement of Earnings (Loss) Line Items	Issuer Solutions Business Historical Combined Statement of Income	Reclassification	Note 2	Issuer Solutions Business Before Perimeter Adjustments	Perimeter Adjustments	Issuer Solutions Business Adjusted Historical Combined Statement of Income
(in millions)
Revenues	Revenue	$2,548	$(43)	(c)	$2,505	$4	$2,509
Operating expenses:
Cost of service	Cost of revenue	1,797	—		1,797	(19)	1,778
Selling, general and administrative	Selling, general, and administrative expenses	565	18	(b)	583	(21)	562
	Asset impairments	—	—		—	—	—
	Other operating (income) expense, net — related party	—	(43)	(c)	(43)	—	(43)

	Operating income	186	(18)		168	44	212
Interest and other income	Interest income	9	(5)	(a)	4	(3)	1
Interest and other expense	Interest expense	(29)	18	(b)	(11)	—	(11)
	Other income (expense), net	—	5	(a)	5	—	5

Total other income (expense), net	Total other income (expense), net	(20)	18		(2)	(3)	(5)
Income tax expense	Provision (benefit) for income taxes	19	—		19	7	26

Net income	Net earnings (loss) attributable to FIS continuing operations	$147	$—		$147	$34	$181

(a)	Represents a reclassification of $5 million of other income from Interest and other income to Other income (expense), net.

(b)	Represents a reclassification of $18 million of other expense from Interest and other expense to Selling, general and administrative expenses.

(c)	Represents a reclassification of $43 million of other income expected from transition service agreements from Revenue to Other operating (income) expense, net—related party.

Note 3 – Preliminary Transaction Consideration and Allocation

Preliminary Transaction Consideration

The following table summarizes the preliminary transaction consideration for the Issuer Solutions Business:

(in millions)	Amount
Estimated consideration to Global Payments (i)	$13,456
Estimated converted Issuer Solutions awards attributable to pre-combination service (ii)	8

Preliminary Transaction consideration	$13,464

(i)	Represents base consideration of $13.5 billion paid to Global Payments at the Closing Date, adjusted for cash, debt, and working capital (relative to a target) under the FIS Transaction Agreement.

(ii)

Pursuant to the FIS Transaction Agreement, Global Payments equity awards granted in 2024 or earlier and held by transferred employees accelerated and fully vested as of the closing of the Transactions. Awards not meeting these criteria were forfeited, and FIS granted replacement restricted stock unit (“RSU”) awards with substantially similar terms. The number of shares were determined using the exchange ratio based on volume-weighted average trading prices of Global Payments and FIS common stock. A portion of the fair value of the accelerated and replacement awards represent transaction consideration; the remainder will be recognized as post-acquisition compensation expense.

Preliminary Transaction Consideration Allocation

The assumed accounting for the Issuer Solutions Acquisition, including the preliminary transaction consideration, is based on provisional amounts, and the associated purchase accounting is not final and is subject to change as additional information becomes available and as additional analyses are performed. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon management’s preliminary estimate of fair values. Management’s preliminary estimate of fair value of assets acquired and liabilities assumed was based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions, which management believes are reasonable under the circumstances. Management is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Issuer Solutions Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The following table summarizes the preliminary transaction consideration allocation as if the Issuer Solutions Acquisition had been completed on December 31, 2025, with excess recorded to Goodwill:

(in millions)	Historical Value	Fair Value Adjustments	Fair Value
Preliminary transaction consideration			$13,464
Assets
Cash and cash equivalents	$403	—	$403
Settlement assets	183	—	183
Trade receivables, net of allowance for credit losses	333	—	333
Prepaid expenses and other current assets	293	(24)	269
Property and equipment, net	385	—	385
Intangible assets, net	3,719	401	4,120
Software, net	755	578	1,333
Equity method investment	14	—	14
Deferred contract costs, net	143	(143)	—
Other noncurrent assets	477	—	477

Total Assets	6,705	812	7,517
Liabilities
Accounts payable, accrued and other liabilities	276	—	276
Deferred revenue	50	—	50
Current portion of long-term debt	97	—	97
Settlement payables	404	—	404
Long-term debt, excluding current portion	49	—	49
Deferred income taxes	251	—	251
Other noncurrent liabilities	250	(137)	113

Total Liabilities	1,377	(137)	1,240
Noncontrolling interest	—	—	—

Net Assets Acquired	5,328	949	6,277

Goodwill			$7,187

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments – Financing column, Transaction Accounting Adjustments – Worldpay Disposition column and Transaction Accounting Adjustments – Issuer Solutions Acquisition column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

(a) Reflects adjustment to Cash and cash equivalents:

(in millions)	Amount
Pro forma transaction accounting adjustments - Financing:
Cash from new senior notes, net of debt issuance costs (i)	$7,900

Net pro forma transaction accounting adjustments - Financing	$7,900

Pro forma transaction accounting adjustments – Worldpay Disposition:
Income tax payable upon Worldpay Disposition (ii)	$(700)

Net pro forma transaction accounting adjustments – Worldpay Disposition	$(700)

Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Net cash consideration to Global Payments (iii)	$(7,694)
Estimated transaction costs (iv)	(36)

Net pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition	$(7,730)

(i)

These pro formas assume the DDTL is replaced by permanent financing in the form of new senior unsecured notes with aggregate principal of $8 billion. The proceeds from the senior notes are shown net of estimated debt issuance costs of approximately $77 million and a debt discount of $23 million.

(ii)

Represents the payment of expected income taxes arising from the Worldpay Disposition. Adjustment results from the reclassification of the deferred tax liability maintained for the difference between the tax basis of the Worldpay equity method investment and the corresponding financial statement carrying value, as adjusted for a $202 million increase in income tax payable. The net adjustment reflects the income taxes FIS expects to incur as a result of the gain on the Worldpay Disposition. Such taxes are expected to be paid shortly after transaction close, and as such are reflected as an adjustment to Cash and cash equivalents in these pro forma condensed combined financial statements.

(iii)

Represents consideration of $13.5 billion paid for Issuer Solutions, which is the base consideration of $13.5 billion adjusted for cash, debt, and working capital (relative to a target) at the Closing Date under the FIS Transaction Agreement, less $5.8 billion, which represents the FIS pre-tax portion of the Worldpay purchase price adjusted for estimated closing levels of working capital cash and debt of Worldpay.

(iv)	These costs consist of FIS legal advisory, financial advisory, accounting and consulting costs.

(b) Preliminary adjustment to Prepaid and other current assets as follows:

(in millions)	Amount
Pro forma transaction accounting adjustments - Transaction — Financing:
Terminated capitalized DDTL Fees (i)	$(6)

Net pro forma transaction accounting adjustments - Transaction to Prepaid and other current assets - Financing	$(6)

Pro forma transaction accounting adjustments - Transaction — Worldpay Disposition:
Sale of Worldpay equity method investment (ii)	$5,762

Net pro forma transaction accounting adjustments - Transaction to Prepaid and other current assets – Worldpay Disposition	$5,762

Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Sale of Worldpay equity method investment (ii)	$(5,762)
Write-off capitalized contract costs (iii)	(24)

Net pro forma transaction accounting adjustments - Transaction to Prepaid and other current assets - Issuer Solutions Acquisition	$(5,786)

(i)

Reflects the write-off of deferred financing fees related to the DDTL that were incurred by FIS as these condensed combined pro forma financial statements assume the DDTL is replaced by permanent financing in connection with the Issuer Solutions Acquisition.

(ii)

Under the FIS Transaction Agreement, the proceeds from the sale of FIS’ remaining equity method investment in Worldpay were deducted from the final cash consideration paid to Global Payments for the Issuer Solutions Business. As such, these unaudited pro forma condensed combined financial statements reflect a deposit representing the prepayment of proceeds from the sale of FIS’ remaining interest in Worldpay in Prepaid and other current assets in the Transaction Accounting Adjustments – Worldpay Disposition column and a removal of that prepaid asset in the Transaction Accounting Adjustments – Issuer Solutions Acquisition column as both transactions with Global Payments are funded.

(iii)	Reflects the write-off of Issuer Solutions Business’ capitalized contract costs which do not qualify for recognition as assets under the acquisition method of accounting.

(c) Preliminary adjustment to Goodwill, which represents the difference between the Issuer Solutions Business’ historical Goodwill and the excess of the preliminary transaction consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed:

(in millions)	Amount
Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Goodwill resulting from the Transaction (Note 3)	$7,187
Elimination of the Issuer Solutions Business’ historical Goodwill	(8,914)

Net pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition	$(1,727)

(d)	Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting:

(in millions)	Preliminary Fair Value	Estimated Useful Life (Years)
Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Estimated Fair Value - Customer relationships (i)	$4,050	18
Estimated Fair Value - Trade name (i)	70	3
Less: Historical Issuer Solutions Business’ Intangible assets, net of amortization	(3,719)

Net pro forma transaction accounting adjustments - Transaction to Intangible assets, net - Issuer Solutions Acquisition	$401

(i)

FIS determined a preliminary fair value estimate of intangible assets based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The fair value estimate for intangible assets may significantly change at the Closing Date as compared to the estimate used for purposes of these unaudited pro forma condensed combined financial statements.

(e) Reflects the preliminary purchase accounting adjustment for estimated acquired technology based on the acquisition method of accounting:

(in millions)	Preliminary Fair Value	Estimated Useful Life (Years)
Pro forma transaction accounting adjustments — Transaction — Issuer Solutions Acquisition:
Estimated Fair Value – Technology (i)	$1,150	10
Less: Historical Issuer Solutions acquired technology, net of amortization	(108)
Less: Historical Issuer Solutions Business’ internal software, net of amortization	(464)

Net pro forma transaction accounting adjustments — Transaction to Software, net — Issuer Solutions Acquisition	$578

(i)

FIS determined a preliminary fair value estimate of intangible assets based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The fair value estimate for intangible assets may significantly change at the Closing Date as compared to the estimate used for purposes of these unaudited pro forma condensed combined financial statements.

(f) Reflects the removal of FIS’ remaining minority ownership in Worldpay accounted for under the equity method of accounting.

(g) Preliminary adjustment to deferred contract costs, net, representing the write-off of Issuer Solutions Business’ capitalized contract costs which do not qualify for recognition as assets under the acquisition method of accounting:

(in millions)	Amount
Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Write-off capitalized contract costs	$(143)

Net pro forma transaction accounting adjustments - Transaction to Deferred contract costs, net - Issuer Solutions Acquisition	$(143)

(h)	Preliminary adjustment to Accounts payable, accrued and other liabilities based on the following:

(in millions)	Amount
Pro forma transaction accounting adjustments - Transaction – Issuer Solutions Acquisition:
Payment of accrued transaction costs (i)	$(36)

Net pro forma transaction accounting adjustments - Transaction to Accounts payable, accrued and other liabilities – Issuer Solutions Acquisition	$(36)

Pro forma transaction accounting adjustments - Transaction - Worldpay Disposition:
Payment of accrued transaction costs (i)	$(21)

Net pro forma transaction accounting adjustments - Transaction to Accounts payable, accrued and other liabilities - Worldpay Disposition	$(21)

(i)	Reflects the payment of accrued transaction costs on the historical balance sheet of FIS.

(i) Reflects the long-term debt financing, net of unamortized debt issuance costs, to repay the DDTL, which was used to fund a portion of the Transactions at the Closing Date. For purposes of these unaudited pro forma condensed combined financial statements, FIS has assumed that the new FIS permanent financing will consist of $8 billion aggregate principal of senior unsecured notes. The amount, type and terms of permanent financing could be different from that presented in these pro forma condensed combined financial statements:

(in millions)	Amount
Pro forma transaction accounting adjustments - Financing:
New senior notes	$8,000
Less: Debt issuance costs and original issue discount	(100)

Net pro forma transaction accounting adjustments - Long-term debt, excluding current portion	$7,900

(j) Reflects the reclassification of the deferred tax liability maintained for the difference between the tax basis of the Worldpay equity method investment and the corresponding financial statement carrying value to income tax payable upon sale. Refer to Note 4(a)(ii) which describes the income tax payable ultimately being paid for purposes of these pro forma condensed combined financial statements.

(k) Represents the elimination of historical due to parent balances. The due to parent transactions presented on the Issuer Solutions Business’ historical financial statements are not expected to remain in place following the implementation of purchase accounting.

(l) Reflects the elimination of the Issuer Solutions Business’ historical equity.

(m) Reflects stock-based compensation impacts for (i) accelerated and cancelled Global Payments equity awards held by Issuer Solutions employees and (ii) estimated converted Global Payments equity awards that were attributable to pre-combination services. See Note 3(ii) for more information.

(n) Reflects adjustments to (accumulated deficit) retained earnings as follows:

(in millions)	Amount
Pro forma transaction accounting adjustments - Financing:
Terminated capitalized DDTL Fees (i)	$(6)

Net pro forma financing accounting adjustments - Transaction to (Accumulated deficit) retained earnings	$(6)

Pro forma transaction accounting adjustments - Transaction - Worldpay Disposition:
Gain on sale of Worldpay equity method investment (ii)	$2,009

Net pro forma transaction accounting adjustments - Transaction to (Accumulated deficit) retained earnings - Worldpay Disposition	$2,009

Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Share based compensation to transferred employees (iii)	(4)

Net pro forma transaction accounting adjustments - Transaction to (Accumulated deficit) retained earnings - Issuer Solutions Acquisition	$(4)

(i)

Reflects the one-time financing fees related to the DDTL that were incurred and capitalized by FIS as these condensed combined pro forma financial statements assume the DDTL is replaced by permanent financing in connection with the Issuer Solutions Acquisition.

(ii)	Reflects the gain on the sale of the Worldpay equity method investment. See Note 4(a)(ii) for more information.

(iii)

Reflects stock-based compensation expense related to converted accelerated and cancelled Global Payments equity awards that were held by Issuer Solutions employees. See Note 3(ii) for more information.

(o) Reflects the write-off of FIS’ pro rata share of Worldpay’s other comprehensive earnings (loss) associated with the sale of its equity method investment in Worldpay.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Earnings (Loss)

Adjustments included in the Transaction Accounting Adjustments – Financing column, Transaction Accounting Adjustments – Worldpay Disposition column, and Transaction Accounting Adjustments – Issuer Solutions Acquisition column in the accompanying unaudited pro forma condensed combined statement of earnings (loss) for the year ended December 31, 2025 are as follows:

(a) The following table reflects adjustments to the Cost of revenue related to amortization expense for intangible assets. The newly acquired intangible assets have been amortized based on estimated useful lives ranging from 3 to 18 years. See Note 4(d) and 4(e) for details on carrying values and useful lives of intangibles and software. Management is still in the process of evaluating the fair value and estimated useful lives of the intangible assets. Any resulting change would have a direct impact to amortization expense, which could be material.

(in millions)	For the Year ended December 31, 2025
Pro forma transaction accounting adjustments - Transaction - Issuer Solutions Acquisition:
Amortization expense of Customer Relationships	$225
Amortization expense of Technology	115
Amortization expense of Trade Name	23
Less: Historical Intangible asset amortization	(533)
Less: Historical Software amortization	(16)
Less: Historical amortization of capitalized contract costs	(26)

Net pro forma transaction accounting adjustments – Transaction to Cost of revenue - Issuer Solutions Acquisition	$(212)

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $36 million for the year ended December 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Issuer Solutions Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(b) Reflects the adjustments to Selling, general, and administrative expenses (“SG&A”) including a) incremental stock-based compensation charge for Global Payments equity awards converted to FIS equity awards (see Note 3(ii) for more information), b) elimination of historical software amortization, and c) other individually immaterial adjustments.

(c) Reflects the adjustments to interest expense as follows:

(in millions)	For the Year ended December 31, 2025
Pro forma transaction accounting adjustments — Financing:
New interest expense on Financing (i)	$(399)
Terminated DDTL Fees (ii)	(6)

Net pro forma transaction accounting adjustments — Interest expense — Financing	$(405)

(i)

The interest expense included in the unaudited pro forma condensed combined financial information was calculated using an effective interest rate, which considers transaction costs and issuance discounts, and reflects an approximate weighted-average interest rate of 5.01% based on what FIS currently expects to be the most likely terms and current prevailing interest rates. Actual interest rates may vary from those depicted in the pro forma amounts.

(ii)

Reflects the write-off of deferred financing fees related to the DDTL that were incurred by FIS as these condensed combined pro forma financial statements assume the DDTL is replaced by permanent financing in connection with the Issuer Solutions Acquisition.

A sensitivity analysis on interest expense for the year ended December 31, 2025 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the senior notes. The following table shows the change in the Interest expense for the Financing described above:

(in millions)	For the Year ended December 31, 2025
Interest expense assuming:
Increase of 0.125%	$(50)
Decrease of 0.125%	$50

(d) Reflects the adjustments to provision (benefit) for income tax as follows:

(in millions)	For the Year ended December 31, 2025
Pro forma transaction accounting adjustments - Financing – Issuer Solutions Acquisition:
Tax impact of transaction accounting adjustments – Financing (i)	$(97)

Net pro forma transaction accounting adjustments – Provision (benefit) for income taxes - Financing	$(97)

Pro forma transaction accounting adjustments – Transaction – Issuer Solutions Acquisition:
Issuer Solutions Historical tax adjustment (ii)	$24
Tax impact of transaction accounting adjustments – Transaction – Issuer Solutions Acquisition (i)	46

Net pro forma transaction accounting adjustments – Provision (benefit) for income taxes - Transaction	$70

(i)

Represents an adjustment to record the estimated income tax impact of the pro forma adjustments, utilizing a blended statutory income tax rate in effect of 24% for the year ended December 31, 2025. FIS’ effective tax rate following the acquisition could differ significantly (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the actual effective tax rate in future periods may vary from the pro forma rate.

(ii)

Represents an adjustment to Issuer Solutions Business’ historical provision (benefit) for income tax to reflect income taxes utilizing a blended statutory income tax rate in effect of 24% for the year ended December 31, 2025. Prior to FIS’ acquisition, the Issuer Solutions Business contained entities which are not taxpaying entities for federal income tax purposes and accordingly did not recognize expenses for taxes for those entities. Additionally, the perimeter adjustments to reflect the Issuer Solutions Business that ultimately transferred to FIS do not reflect a corresponding adjustment to provision (benefit) for income taxes. As such, an adjustment was made to normalize the historical provision (benefit) for income taxes at the blended statutory tax rate.

(e) Reflects the adjustments to equity method investment earnings (loss), net of tax as follows:

(in millions)	For the year ended December 31, 2025
Pro forma transaction accounting adjustments — Transaction — Worldpay Disposition:
Gain on sale of Worldpay equity method investment (i)	$2,009
Elimination of historical Issuer Solutions Business’ equity method investment loss, net of tax (ii)	526

Net pro forma transaction accounting adjustments — Transaction to Equity method investment earnings (loss), net of tax—Worldpay Disposition	$2,535

(i)	Reflects the gain on the sale of the Worldpay equity method investment, net of tax, as if the sale occurred on January 1, 2025.

(ii)	Reflects the elimination of FIS’ historical equity method investment (loss) after application of investor-level taxes.

(f) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of FIS. The pro forma basic and diluted weighted average shares outstanding are based on the historic weighted average shares of FIS common stock. In connection with the Issuer Solutions Acquisition, FIS granted replacement FIS equity awards for certain RSU awards held by Issuer Solutions employees with substantially similar terms. The impact of the replacement awards on basic and diluted weighted average shares is not expected to be material in the context of the transaction and thus has not been reflected in the basic and diluted weighted average shares. See Note 3(ii) for more information.